UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Virtus Total Return Fund
(Name of Registrant as Specified In Its Charter)

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VIRTUS TOTAL RETURN FUND (DCA)
101 Munson Street
Greenfield, MA 01301-9668

URGENT NOTICE FROM THE VIRTUS TOTAL RETURN FUND

May 20, 2016

Dear Fellow Shareholder:

On behalf of the Board of Directors, I sincerely appreciate your patience in receiving multiple mailings regarding the Virtus Total Return Fund’s Annual Meeting of Shareholders, scheduled for June 2, 2016. We hope this letter will clarify the issues involved in this crucial vote.

It is extremely important that you vote FOR the Board’s nominee in Proposal 1 and AGAINST Proposal 2 by completing and returning the WHITE proxy card in the return envelope provided. If you are uncertain as to whether you previously voted in this manner, you have every right to complete and return a new WHITE proxy card. This will update your vote, as only the LATEST dated proxy card submitted by you will count. Please DO NOT vote the green proxy card.

Hedge fund operator Bulldog Investors, LLC, has launched a proxy contest against the Fund, seeking to replace a Board member and liquidate the Fund. Bulldog’s proposal serves its own short-term interests and fails to address the finality of liquidation, its impact on long-term investors, and the potential for high costs and negative tax consequences.

Institutional Shareholder Services, Inc., a leading independent corporate governance analysis firm, spoke with representatives of both the Adviser and Bulldog and recommended votes FOR Proposal 1, and AGAINST Proposal 2.

Voting the WHITE proxy card will maintain the Fund’s investment approach, which has resulted in solid investment performance. Since the current investment advisers began managing the Fund on December 9, 2011, the Fund has returned 12.8% per year on a Market Price basis. Furthermore, the Fund’s trading discount to NAV has narrowed significantly since December 9, 2011, when its discount to NAV was in excess of 16%. As of May 16, 2016, the discount is less than 8%. A vote on the Green proxy card in favor of the Bulldog proposals would undermine the current board structure and jeopardize the effective management of the fund. DO NOT vote the green proxy card.

Please continue your support of the Fund by voting FOR the Board’s nominee in Proposal 1, and AGAINST Proposal 2 by completing and returning the WHITE proxy card. Every vote counts! If you have not yet voted, please vote the WHITE proxy card TODAY.

The Board thanks you for your continued trust and support.

Sincerely yours,

George R. Aylward

Director and President